UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2021

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 100, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2021, U.S. Energy Corp. (“U.S. Energy”, the “Company”, “we” or “us”), entered into and closed the transactions contemplated by a Debt Conversion Agreement (the “Conversion Agreement”) with APEG Energy II, L.P. (“APEG”). Patrick E. Duke, a former director of the Company, has shared voting power and shared investment power over APEG. Pursuant to the Conversion Agreement, APEG converted $412,500 of debt owed to it by the Company pursuant to the terms of that certain Secured Promissory Note issued by the Company to APEG on September 24, 2020, into 97,962 shares of restricted common stock of the Company, based on a conversion price of $4.21 per share, a 9.9% discount to the ten day volume weighted average price of the Company’s common stock on the 10 trading days immediately preceding the signing of Conversion Agreement (the “Discounted VWAP”). The Conversion Agreement contains customary representations and warranties of the parties.

Also, on March 4, 2021, APEG entered into a Subscription Agreement with the Company, whereby APEG subscribed to purchase 90,846 shares of restricted common stock of the Company for an aggregate of $382,536, based on the Discounted VWAP. The $382,536 subscription price was paid by way of the forgiveness by APEG of the same amount of funds owed by the Company to APEG in reimbursement of APEG’s legal costs in connection with those certain shareholder derivative actions brought by APEG against the Company and its former Chief Executive Officer in Texas and Colorado, which were dismissed in August 2020 and May 2020, respectively. The Subscription Agreement contains customary representations and warranties of the parties.

The foregoing summary description of the Conversion Agreement and Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Conversion Agreement and Subscription Agreement, which are incorporated by reference as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, which description is incorporated by reference into this Item 3.02 in its entirety, on March 4, 2021, the Company issued APEG 97,962 shares of restricted common stock of the Company pursuant to the Conversion Agreement. The issuance of the common shares was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), because such shares were exchanged by the Company with an existing security holder of the Company exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

As noted in Item 1.01 above, which description is incorporated by reference into this Item 3.02 in its entirety, on March 4, 2021, the Company sold APEG 90,846 shares of restricted common stock. The issuance of the common shares pursuant to the Subscription Agreement was exempt from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, since the foregoing issuance did not involve a public offering, the recipient was an “accredited investor”, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Debt Conversion Agreement by and between U.S. Energy Corp. and APEG Energy II, L.P. dated as of March 4, 2021
10.2*	Subscription Agreement of APEG Energy II, L.P., dated as of March 4, 2021

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	March 9, 2021